

School Specialty

School Specialty, Inc.

**Business Update**

July 2015

# Disclaimer

**Safe Harbor Statement**

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets", "objectives" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1Af School Specialty's Annual Report on Form 10-K for the fiscal year ended April 26, 2014, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Furthermore, all information contained herein is subject to Section 9.17 of the current Credit Agreement.

# Business update

**After a successful restructuring in 2013, School Specialty ("SSI" or "the Company") assembled a new, permanent management team, which has completely realigned the operating model and begun a transformation of the go-to-market strategy in a manner that has stabilized revenues, materially lowered the Company's cost structure and positioned SSI for steady growth and strong free cash flow**

- Over the last year, School Specialty's management team executed its plan to right-size the organization, established a "one-SSI" operating model and culture, and launched multiple sales channel and product category based growth initiatives
  - Hired new Chief Financial Officer (October 2014) Chief Sales Officer (January 2015) and EVP of Operations (July 2014)
  - Executed upon previously disclosed restructuring initiatives, generating over $24 million in pro forma annual savings
  - Redefined go-to-market strategy with an expanded inside sales, channel sales and strategic accounts coverage model; re-invested in category level expertise and resources to drive growth in franchise product categories such as Furniture, Early Childhood, Special Needs and Art
  - Consolidated sales leadership under Chief Sales Officer and implemented customer level forecasting to build current sales budget and to gain further insights into key business trends and manage sales force more effectively
  - Established 3PL partnership in Nevada to better service the West coast which is relatively under-penetrated in the core supplies product categories
  - Launched GUARDIAN in January 2015 to serve rapidly emerging demand for facility level training encompassing awareness, preparation and preservation in active shooter situations in schools and healthcare facilities
- FY'15E (April 2015) revenue and Adj. EBITDA are expected to result in a slight year-over-year decline of 1.4% and 5.8%, respectively, driven by a decline in the Agenda business and discontinued commercial printing revenue (excluding these items, consolidated revenue is expected to increase 0.7% year-over-year)
  - Expected revenue of $622 million and Adj. EBITDA of $40 million

# Results of recent restructuring initiatives

| | Initiatives presented in October 2014 | | | Expected results of initiatives | | |
|---|---|---|---|---|---|---|
| | Description | FY'15E savings | PF annual impact | Description | FY'15E savings | PF annual impact |
| 1 Sales right sizing | ▪ Reduction in sales force of ~50 individuals related to new sales model<br>▪ Results in a streamlined organization of ~285 sales professionals | $5.6mm | $7.5mm | ▪ Reduced sales force by ~50 positions<br>▪ Focused on adapting current sales force to newly implemented territory coverage model to better serve customers | $5.6mm | $7.5mm |
| 2 Performance right sizing | ▪ Headcount reduction focused on lowest performing employees<br>▪ Bottom 7% expected to be terminated (~80 individuals)<br>– Backfill with new talent (~25 individuals) | $1.9mm | $3.5mm | ▪ Completed in Q3'15<br>– Elimination of 72 full-time employees | $2.3mm | $4.8mm |
| 3 Corporate right sizing | ▪ Focused on matching staffing level to size of the business and "one-SSI" operating model<br>▪ Further reduction of 200 positions (+/- 10%) | $3.6mm | $14.4mm | ▪ Implemented February 6, 2015<br>– Elimination of 156 full-time employees<br>– Incremental annual savings of $1.8 million identified, including ~30 positions identified | $2.8mm | $11.8mm |

School Specialty.

# Recent financial performance

## Historical quarterly financials

| ($ in millions) | FY | FY'14A | | | | FY | FY'15E | | | | FY |
|---|---|---|---|---|---|---|---|---|---|---|---|
| FYE April | 2013A | Q1A | Q2A | Q3A | Q4A | 2014A | Q1A | Q2A | Q3A | Q4E | 2015E |
| **Revenue** | **$675** | **$202** | **$246** | **$75** | **$108** | **$631** | **$199** | **$239** | **$78** | **$106** | **$622** |
| *% y-o-y growth* | *NA* | *(19.8%)* | *3.7%* | *(7.6%)* | *2.9%* | *(6.6%)* | *(1.3%)* | *(2.8%)* | *4.1%* | *(2.1%)* | *(1.4%)* |
| COGS | 411 | 119 | 153 | 48 | 65 | 385 | 121 | 152 | 51 | 70 | 393 |
| Gross Profit | $264 | $83 | $93 | $26 | $43 | $246 | $79 | $87 | $27 | $36 | $229 |
| *% margin* | *39.1%* | *41.2%* | *37.9%* | *35.4%* | *39.6%* | *39.0%* | *39.4%* | *36.4%* | *34.5%* | *34.3%* | *36.8%* |
| SG&A | 267 | 63 | 73 | 49 | 56 | 241 | 62 | 68 | 51 | 54 | 235 |
| *% of revenue* | *39.6%* | *31.3%* | *29.7%* | *65.0%* | *51.5%* | *38.1%* | *31.1%* | *28.4%* | *65.4%* | *51.4%* | *37.8%* |
| **Adj. EBITDA** | **$43** | **$28** | **$33** | **($15)** | **($4)** | **$43** | **$27** | **$30** | **($14)** | **($4)** | **$40** |
| *% margin* | *6.3%* | *14.0%* | *13.4%* | *(19.5%)* | *(3.7%)* | *6.7%* | *13.6%* | *12.8%* | *(17.8%)* | *(3.4%)* | *6.4%* |
| Capex | $5 | $1 | $2 | $2 | $8 | $12 | $3 | $3 | $4 | $1 | $11 |
| Product Development Costs | 9 | 1 | 1 | 1 | 2 | 6 | 2 | 2 | 1 | 2 | 7 |
| Total Capital Expenditures | $14 | $2 | $3 | $4 | $10 | $19 | $4 | $4 | $5 | $3 | $17 |
| *% of revenue* | *2.0%* | *1.0%* | *1.2%* | *4.9%* | *9.2%* | *3.0%* | *2.2%* | *1.8%* | *6.9%* | *3.1%* | *2.8%* |
| **Free Cash Flow**[1] | **$29** | **$26** | **$30** | **($18)** | **($14)** | **$24** | **$23** | **$26** | **($19)** | **($7)** | **$23** |
| *% of Adj. EBITDA* | *68.3%* | *92.8%* | *91.1%* | *NM* | *NM* | *56.2%* | *84.1%* | *85.5%* | *NM* | *NM* | *56.9%* |

## Performance takeaways

- Expect to realize a minor decline in revenue in FY'15E
  - Driven by continued decline in the Agenda business, partially offset by strong performances in Furniture, AV Tech and Science
- Adjusted EBITDA of $40.1mm in FY'15E; inclusive of a $0.5mm unrealized FX currency loss.
  - Product level margins are stable overall and were consistent with expectations; mix shift and higher product development amortization drove gross margin decrease
  - Process improvement programs and other cost reductions helped stabilize margins
    - Cost improvement initiatives facilitated incremental SG&A savings of $10.6 million compared to FY'14
    - Lower capex spend driven by tighter capital approval processes and improved prioritization of projects
    - Materially lower adjustments relating to restructuring and non-recurring charges going forward

Note: Historical SG&A shown net of restructuring and non-recurring items.
(1) Free cash flow calculated as Adj. EBITDA less Total Capital Expenditures.

School Specialty.

# FY'14A–FY'15E financial bridges

## Revenue

($ in millions)



$631
($1)
$4
($2)
($9)
$3
($2)
$4
($6)
$622
FY'14A
Supplies
Furniture
Instructional Solutions
Agendas
AV Tech
Reading
Science
Other
FY'15E
Distribution
Curriculum

## Adj. EBITDA

($ in millions)



$43
($1)
($0)
($9)
$7
$40
FY'14A
Distribution
Curriculum
Agendas
SG&A
FY'15E

## Key takeaways

**Revenue**

- Distribution revenue contraction largely driven by continuing decline in Agenda business and weaker than expected performance in Instructional Solutions
  - AV Tech outperformed the prior year, despite below budget results for the full year
- Curriculum growth was driven by strong sales of proprietary Science products, partially offset by below budget results in Reading

**Adj. EBITDA**

- Margin compression driven by product mix impacted category level profitability, including decline of high margin Agenda business
- Significant cost saving initiatives results in a favorable SG&A variance of $7 million compared to prior year

Note: April fiscal year end.

School Specialty.

# Top corporate objectives in calendar 2015

**Sales & marketing**

1. **Optimize go-to-market strategy**: Continue the evolution towards an optimal mix of selling resources; less reliance on generalist outside sales team and increased deployment of inside sales, category specialists and direct marketing campaigns
2. **Channel sales**: Improve operating model and execute with existing customers, such as Amazon, by automating manual processes and streamlining order fulfillment process (increase order accuracy and improve on-time delivery)
3. **Inside sales resources:** Expand coverage model to address both customer segment (generalist) and product category (specialist) opportunities; inside sales to further support general marketing campaigns and category specific sales initiatives
4. **Address bid strategy to improve win-rate**: Establish margin parameters by category to ensure bids are aggressive, where appropriate, to drive incremental volume and support category level initiatives
5. **Leverage new distribution partnerships:** Aggressively promote improved distribution capabilities West of the Rockies via 3PL partnership; increase sales of high volume product available for next day delivery through partnership with SP Richards
6. **Build cross-departmental strategic growth plans:** Build for each product category (sales / marketing / merchandising / pricing) at the product category level to arrest declines in "franchise" areas (i.e. Art / Early Childhood / Special Needs / PE) and position SSI for meaningful and balanced growth

**Operations**

1. **Deliver for customers in peak season:** "Delivering" for the peak season is measured by on-time delivery, order accuracy, fill-rate and complete orders; YTD performance is strong and materially improved over prior year (efficiency improvements *AND* cost decreases)
2. **Improve labor utilization model:** Ongoing use of Lean Six Sigma practices and performance of TAKT rate analysis across all distribution center functional areas to improve labor planning and staffing model
3. **Transportation management system ("TMS"):** Implement TMS to improve supply chain visibility and management, create process efficiencies and facilitate reductions in transportation costs through more effective load building, carrier selection and pricing
4. **Deploy capital efficiently:** Ensure capex & product development spend is done in a manner that is closely aligned with primary corporate objectives, delivers an acceptable return on investment and improves the capital efficiency of the business

# Appendix

# Capitalization summary

## Capitalization comparison

| ($ in millions) | Maturity | Coupon | LIBOR Floor | As of 4/30/15E | As of Adj. 4/30/15E[1] |
|---|---|---|---|---|---|
| Cash and Equivalents | | | | $9 | $9 |
| ABL Facility | 6/11/18 | L + 200-250 | | 24 | 30 |
| Senior Secured Term Loan | 6/11/19 | L + 850 | 1.0% | 142 | 142 |
| **Total Secured Debt** | | | | $167 | $172 |
| Deferred Cash Payment Obligations | | | | 18 | 18 |
| **Total Debt** | | | | **$184** | **$190** |
| *Net Debt* | | | | *175* | *181* |
| Market Value of Equity | | | | 100 | 100 |
| **Total Capitalization** | | | | **$284** | **$290** |
| **Credit statistics:** | | | | | |
| LTM Adj. EBITDA | | | | $40 | $43 |
| Total Secured Debt / LTM Adj. EBITDA | | | | 4.2x | 4.0x |
| Total Debt / LTM Adj. EBITDA | | | | 4.6x | 4.4x |
| Net Debt / LTM Adj. EBITDA | | | | 4.4x | 4.2x |

## LTM ABL balance

| ($ in millions) | FY'15E Q1A | FY'15E Q2A | FY'15E Q3A | FY'15E Q4E | LTM Average |
|---|---|---|---|---|---|
| ABL Facility | $72 | $9 | $14 | $24 | $30 |

School Specialty.

Note: Moody's / S&P corporate ratings are Caa1/B-, with stable / negative outlooks respectively.
Market value of equity shown as of June 30, 2015.
(1) Adjusted per Credit Agreement definitions, including average LTM ABL balance and EBITDA definition.

# Historical EBITDA reconciliation

| ($ in millions) | FY'14A | | | | FY | FY'15E | | | | FY |
|---|---|---|---|---|---|---|---|---|---|---|
| FYE April | Q1A | Q2A | Q3A | Q4A | 2014A | Q1A | Q2A | Q3A | Q4E | 2015E |
| Net Income (loss) | $93.0 | $14.7 | ($30.1) | ($19.0) | $58.6 | $11.0 | $11.9 | ($30.6) | ($25.8) | ($33.5) |
| Provision for (Benefit from) Income Taxes | 1.9 | 0.0 | – | – | 1.9 | (0.1) | (0.2) | 0.1 | 0.7 | 0.6 |
| (1) Reorganization Items, net | (83.5) | 3.4 | 0.9 | 0.9 | (78.4) | 0.3 | – | – | – | 0.3 |
| (2) Restructuring Costs and Non-recurring / Non-cash items | 2.6 | 5.4 | 3.9 | 3.4 | 15.3 | 2.6 | 5.4 | 5.7 | 2.6 | 16.3 |
| (3) Non-cash Impairment Charge | – | – | – | – | – | – | – | – | 2.7 | 2.7 |
| Early Termination Fee | – | (4.1) | – | – | (4.1) | – | – | – | – | – |
| (4) Stock-based Compensation | – | – | – | – | – | – | 0.1 | 0.2 | 0.3 | 0.6 |
| Depreciation and Amortization | 8.2 | 8.8 | 6.1 | 6.0 | 29.1 | 8.0 | 8.0 | 6.5 | 11.0 | 33.5 |
| Net Interest Expense | 6.1 | 4.6 | 4.7 | 4.7 | 20.1 | 5.3 | 5.2 | 4.3 | 4.8 | 19.6 |
| **Adj. EBITDA** | **$28.3** | **$32.9** | **($14.6)** | **($4.0)** | **$42.6** | **$27.1** | **$30.4** | **($13.8)** | **($3.7)** | **$40.1** |
| Public Company Costs | 0.6 | 1.4 | 0.4 | 0.6 | 3.0 | 0.5 | 0.5 | 0.6 | 0.7 | 2.3 |
| Other Adjustments | (0.0) | (0.9) | (1.3) | (4.2) | (6.4) | – | – | – | 0.5 | 0.5 |
| **EBITDA per Compliance Certificate** | **$28.8** | **$33.4** | **($15.5)** | **($7.6)** | **$39.1** | **$27.7** | **$31.0** | **($13.3)** | **($2.5)** | **$42.9** |
| **LTM EBITDA per Compliance Certificate** | **$37.2** | **$35.8** | **$37.3** | **$39.1** | **$39.1** | **$38.0** | **$40.4** | **$41.7** | **$42.9** | **$42.9** |
| *Net Total Leverage Ratio* | *4.69x* | *4.30x* | *3.96x* | *4.05x* | *4.05x* | *4.65x* | *4.26x* | *4.19x* | *4.22x* | *4.22x* |
| *Interest Coverage Ratio* | *1.66x* | *1.96x* | *2.17x* | *2.35x* | *2.35x* | *2.55x* | *2.60x* | *2.68x* | *2.75x* | *2.75x* |

1. Charges largely related directly to the Company's bankruptcy proceedings in Q1'14
2. Costs associated with restructuring initiatives undertaken following emergence from bankruptcy, including closure / reorganization of distribution centers and severance related to headcount reduction during FY'15; expected to be $2 million or less in the current year
3. Impairment charge of $2.7 million in FY'15 related to the amortizable asset associated with the agenda product category's digital content and digital delivery development efforts
4. Non-cash compensation expenses recognized beginning in Q2 of FY'15

Note: Q1'15, Q2'15 and Q3'15 Adj. EBITDA restated per Q4'15E Compliance Certificate. Adj. EBITDA reported in previous public filings of $27.2mm, $30.2mm and ($14.5)mm, respectively.

School Specialty.